UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2016

 Sophiris Bio Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1258 Prospect Street, La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-777-1760

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Executive Officer Base Salary

On December 7, 2016, the Board of Directors of Sophiris Bio Inc. (“our”) based on the recommendation of the Compensation Committee of the Board of Directors, approved 2017 annual base salaries for our named executive officers. The 2017 base salaries are effective as of January 1, 2017. The following table sets forth the 2017 annual base salaries for our named executive officers:

Name	Title	2017 Annual Base Salary
Randall E. Woods	President and Chief Executive Officer	$500,000
Allison Hulme, Ph.D.	Chief Operating Officer and Head of Research and Development	$415,000
Peter T. Slover	Chief Financial Officer	$332,025

2016 Performance-Based Bonus

On December 7, 2016, our Board of Directors, based on the recommendation of the Compensation Committee, approved performance-based cash bonus payments based on the assessment of the achievement of corporate goals for 2016 which were previously approved by our Board of Directors. The annual performance based-bonus each named executive officer is eligible to receive is based on the individual’s target bonus, as a percentage of salary. There is no minimum or maximum bonus established for the named executive officers and, as a result, the performance-based bonus amounts may vary from year-to-year based on corporate and individual performance. The Board of Directors may award a bonus in an amount above or below the target bonus, based on factors that the Board determines, with input from the Compensation Committee, are material to our corporate performance and provide appropriate incentives to our executives. The 2016 performance-based cash bonus payments were approved at 130% of the respective target bonus for each of our named executive officers (with Mr. Slover’s target bonus based on 50% of his base salary rather than 40% of his base salary as set forth in his employment agreement) as follows:

Name	2016 Performance- Based Bonus
Randall E. Woods	$310,924
Allison Hulme, Ph.D.	$241,424
Peter T. Slover	$209,530

Executive Officer Equity Grants

On December 7, 2016, our Board of Directors, based on the recommendation of the Compensation Committee, granted to the Company’s executive officers options to purchase common shares of the Company, as follows:

Name	Title	Number of Shares
Randall E. Woods	President & Chief Executive Officer	398,000
Allison Hulme, Ph.D.	Chief Operating Officer & Head of Research and Development	206,000
Peter T. Slover	Chief Financial Officer	154,000

For each option granted in the table above, the shares shall vest as follows: 1/3rd shall vest on the one-year anniversary of the date of grant and 1/36th shall vest monthly thereafter, subject to the individual’s continued service through each such date. The option grant date for each option was December 7, 2016 and the exercise price per share is $2.74. The term of each option will be 10 years.

The options granted per the above will be subject to the terms and conditions of the Company’s Amended and Restated 2011 Stock Option Plan (the “Plan”). The foregoing does not purport to be complete and is qualified by reference to the Plan, which we have previously filed with the U.S. Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

December 9, 2016	By:	/s/ Peter Slover

Name: Peter Slover
Title: Chief Financial Officer